Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Strong First Quarter Fiscal 2018 Results
DILUTED EPS INCREASED MORE THAN 125 PERCENT YEAR-OVER-YEAR

Sioux Falls, S.D.-May 22, 2017-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the first quarter that ended April 30, 2017.
Noteworthy Items:

▪	Net sales increased more than 35 percent, with all divisions achieving greater than 20 percent growth year-over-year;

▪	Operating income increased more than $10 million year-over-year, driven primarily by volume leverage in Applied Technology and Engineered Films;

▪	Engineered Films sales increased 50 percent on particular strength in the Geomembrane and Industrial markets;

▪	Applied Technology sales increased nearly 30 percent, driven by sales of Hawkeye™ Nozzle Control Systems, Rate Control Modules and Injection Systems;

▪	Net working capital percentage[1] improved 530 basis points year-over-year, from 28.7 percent to 23.4 percent.

First Quarter Results:
Net sales for the first quarter of fiscal 2018 were $93.5 million, up 36.8 percent versus the first quarter of fiscal 2017. All three divisions achieved significant growth year-over-year in the first quarter.

Operating income for the first quarter of fiscal 2018 was $18.2 million versus operating income of $8.1 million in the first quarter of fiscal 2017, increasing more than $10 million year-over-year. Operating margin increased 770 basis points year-over-year, from 11.8 percent of net sales to 19.5 percent of net sales. The significant improvement in profitability continues to be driven by strong operating leverage on higher sales volume.

Net income for the first quarter of fiscal 2018 was $12.3 million, or $0.34 per diluted share, versus net income of $5.5 million, or $0.15 per diluted share, in last year's first quarter. The substantial growth in diluted earnings per share was driven primarily by the improved operating performance in both Applied Technology and Engineered Films, but also benefited from improved profitability in Aerostar.

Balance Sheet and Cash Flow:
At the end of the first quarter of fiscal 2018, cash and cash equivalents totaled $50.5 million, essentially flat versus the prior quarter.

Net working capital as a percentage of annualized net sales1 improved 530 basis points year-over-year, from 28.7 percent in the first quarter of last year to 23.4 percent in this year’s first quarter. The decrease in net working

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Raven Industries First Quarter 2018 Results
May 22, 2017

capital percentage was the result of higher payables, as well as managing inventory and receivables efficiently with the substantial increase in sales versus the prior year.

Cash flow from operations was $7.7 million in the first quarter of fiscal year 2018 versus $11.1 million in the previous year’s first quarter. The decrease in cash flow was primarily due to net working capital1 requirements to support the substantial increase in sales.

Capital expenditures were $2.8 million in this year’s first quarter, up $2.0 million versus $0.8 million in the first quarter of fiscal 2017. For fiscal year 2018, the Company expects total capital expenditures to be approximately $10 to $12 million.

Applied Technology Division:
Net sales for Applied Technology in the first quarter of fiscal 2018 were $40.5 million, up 28.7 percent versus the first quarter of fiscal 2017. Consistent with the second half of fiscal 2017, sales growth for the division was driven by new product sales, expanded OEM relationships and higher sales of direct injection systems.

Division operating income was $13.5 million, up 54.8 percent versus the first quarter of fiscal 2017, driven primarily by higher sales volume and improved operating leverage. The division continues to see strong incremental margins on improved sales volume as operating margin increased from 27.6 percent in the first quarter of last year to 33.2 percent in this year’s first quarter.

Engineered Films Division:
Net sales for Engineered Films were $43.6 million, up 49.7 percent year-over-year. Volume, measured in pounds sold, increased 46.2 percent versus the prior year. The increase in sales was driven by markedly higher sales into the Geomembrane market, with the Industrial and Construction markets also significantly contributing to growth versus the prior year.

Operating income in the first quarter of fiscal 2018 was $8.7 million, up $4.8 million or 125 percent versus the first quarter of fiscal 2017. The year-over-year increase in operating income was driven principally by higher sales volume and strong operating leverage. Division operating margin increased 670 basis points year-over-year, from 13.3 percent to 20.0 percent, driven by improved capacity utilization and continued spending discipline.

Aerostar Division:
Net sales for Aerostar during the first quarter of fiscal 2018 were $9.6 million, up $1.7 million or 21.7 percent versus the first quarter of fiscal 2017. The year-over-year increase in sales was driven by the commencement of a newly-awarded stratospheric balloon contract, increased sales to Google for Project Loon, and timing of research balloon deliveries.

Operating income in the first quarter of fiscal 2018 was $1.4 million, versus an operating loss of $0.2 million in the previous year’s first quarter. Cost reductions implemented over the prior year as well as higher sales to stratospheric balloon programs drove the improved financial performance.

Fiscal 2018 Outlook:
“We are very pleased with our overall performance in the first quarter,” said Dan Rykhus, President and CEO. “Both Applied Technology and Engineered Films drove significantly higher sales volume, resulting in operating leverage which led to strong incremental margins. Aerostar also achieved an improved financial performance.

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Raven Industries First Quarter 2018 Results
May 22, 2017

“For Applied Technology, end-market conditions remain subdued, but stable, versus the prior year, but our continued focus on new products and expanding OEM relationships is successfully driving additional market share gains and enabling the division to outperform the market.

“With respect to Engineered Films, sales volume in the Geomembrane market continued to accelerate from market-bottom conditions reached last year, while sales growth in the Industrial, Construction, and Agriculture markets was also notable. As a result, capacity utilization is expanding and generating significant growth in profitability. We have continued to invest in Engineered Films and in February purchased a fabrication facility in Pleasanton, Texas to expand our geographic footprint in the Geomembrane market.

“Regarding Aerostar, the focus on its stratospheric balloon platform, combined with expense reductions, is leading to improved financial performance. Sales to Google for Project Loon continued to grow, and the division successfully executed a new stratospheric contract - both positive indicators of the strength of our technology and the growing interest in the stratospheric balloon market.

“We are off to a strong start to the year,” concluded Rykhus. “While we expect year-over-year comparisons to get progressively more challenging through the end of the year, we believe we are on track to deliver meaningful growth in revenues and operating profit in fiscal year 2018. At the same time, we are continuing to invest for the intermediate and long term. We are increasing our investment in research and development activities to continue our new product momentum, and we continue to look for additional strategic acquisitions.”

Conference Call Information:
The Company will host an investor conference call to discuss first quarter fiscal 2018 results tomorrow, Tuesday, May 23, 2018, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed through the Investor Relations section of the Company’s website at http://investors.ravenind.com. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections

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Raven Industries First Quarter 2018 Results
May 22, 2017

regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Manager
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc

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Raven Industries First Quarter 2018 Results
May 22, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended April 30,
	2017	2016	Fav (Un)Change
Net sales	$93,535	$68,360	36.8%
Cost of goods sold	61,579	48,243
Gross profit	31,956	20,117	58.9%
Gross profit percentage	34.2%	29.4%

Research and development expenses	3,980	4,409
Selling, general and administrative expenses	9,498	7,658
Long-lived asset impairment loss	259	—
Operating income	18,219	8,050	126.3%
Operating income percentage	19.5%	11.8%

Other income (expense), net	(230)	(97)
Income before income taxes	17,989	7,953	126.2%

Income tax expense	5,641	2,434
Net income	12,348	5,519	123.7%

Net income attributable to noncontrolling interest	—	2
Net income attributable to Raven Industries	$12,348	$5,517	123.8%

Net income per common share:
- basic	$0.34	$0.15	126.7%
- diluted	$0.34	$0.15	126.7%

Weighted average common shares:
- basic	36,179	36,414
- diluted	36,539	36,466

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Raven Industries First Quarter 2018 Results
May 22, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	April 30	January 31	April 30
	2017	2017	2016
ASSETS
Cash, and cash equivalents	$50,477	$50,648	$32,790
Accounts receivable, net	51,617	43,143	41,013
Inventories	49,867	42,336	46,901
Other current assets	3,256	2,689	4,889
Total current assets	155,217	138,816	125,593

Property, plant and equipment, net	106,194	106,324	113,374
Goodwill and amortizable intangibles, net	52,141	52,697	53,958
Other assets, net	3,442	3,672	4,245
Total Assets	$316,994	$301,509	$297,170

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$13,909	$8,467	$9,356
Accrued and other liabilities	22,615	19,915	13,512
Total current liabilities	36,524	28,382	22,868

Other liabilities	12,726	13,696	14,439
Shareholders' equity	267,744	259,431	259,863
Total Liabilities and Shareholders' Equity	$316,994	$301,509	$297,170

Net Working Capital and Net Working Capital Percentage[1]
Accounts receivable, net	$51,617	$43,143	$41,013
Plus: Inventories	49,867	42,336	46,901
Less: Accounts payable	13,909	8,467	9,356
Net working capital[1]	$87,575	$77,012	$78,558

Annualized net sales	$374,140	$275,662	$273,440
Net working capital percentage[1]	23.4%	27.9%	28.7%

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Raven Industries First Quarter 2018 Results
May 22, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Three Months Ended April 30,
	2017	2016
Cash flows from operating activities:
Net income	$12,348	$5,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,614	3,762
Long-lived asset impairment loss	259	—
Other operating activities, net	(8,519)	1,823
Net cash provided by operating activities	7,702	11,104

Cash flows from investing activities:
Capital expenditures	(2,790)	(791)
Proceeds from sale of assets	14	50
Purchases of investments	—	(500)
Other investing activities, net	(60)	(194)
Net cash used in investing activities	(2,836)	(1,435)

Cash flows from financing activities:
Dividends paid	(4,691)	(4,701)
Payments for common shares repurchased	—	(5,702)
Payment of acquisition-related contingent liabilities	(161)	(138)
Other financing activities, net	(141)	(256)
Net cash used in financing activities	(4,993)	(10,797)

Effect of exchange rate changes on cash	(44)	136

Net (decrease) in cash and cash equivalents	(171)	(992)
Cash and cash equivalents at beginning of period	50,648	33,782
Cash and cash equivalents at end of period	$50,477	$32,790

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Raven Industries First Quarter 2018 Results
May 22, 2017

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,
	2017	2016	Fav (Un) Change
Net sales
Applied Technology	$40,490	$31,456	28.7%
Engineered Films	43,555	29,100	49.7%
Aerostar	9,606	7,895	21.7%
Intersegment eliminations	(116)	(91)
Total Company	$93,535	$68,360	36.8%

Operating income (loss)
Applied Technology	$13,453	$8,693	54.8%
Engineered Films	8,720	3,878	124.9%
Aerostar	1,418	(178)	896.6%
Intersegment eliminations	(2)	(5)
Total segment income	$23,589	$12,388	90.4%
Corporate expenses	(5,370)	(4,338)	(23.8)%
Total Company	$18,219	$8,050	126.3%

Operating income (loss) percentages
Applied Technology	33.2%	27.6%	560bps
Engineered Films	20.0%	13.3%	670bps
Aerostar	14.8%	(2.3)%	1,710bps
Total Company	19.5%	11.8%	770bps

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Raven Industries First Quarter 2018 Results
May 22, 2017

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended April 30,
			Fav (Un)
Segments	2017	2016	Change
Applied Technology
Reported operating income	$13,453	$8,693	54.8%
Plus: Depreciation and amortization	830	952	(12.8)%
ATD EBITDA	$14,283	$9,645	48.1%
ATD EBITDA % of Net Sales	35.3%	30.7%

Engineered Films
Reported operating income	$8,720	$3,878	124.9%
Plus: Depreciation and amortization	2,066	2,057	0.4%
EFD EBITDA	$10,786	$5,935	81.7%
EFD EBITDA % of Net Sales	24.8%	20.4%

Aerostar
Reported operating income (loss)	$1,418	$(178)	896.6%
Plus: Depreciation and amortization	417	419	(0.5)%
Aerostar EBITDA	$1,835	$241	661.4%
Aerostar EBITDA % of Net Sales	19.1%	3.1%

Consolidated Raven
Net Income	$12,348	$5,517	123.8%
Interest expense (income), net	68	72
Income tax expense	5,641	2,434
Depreciation and amortization	3,614	3,762
EBITDA	$21,671	$11,785	83.9%
EBITDA % of Net Sales	23.2%	17.2%
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1 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.
2 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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